Exhibit 99.1

Sentio Healthcare Properties, Inc.	FOR IMMEDIATE RELEASE
189 S. Orange Avenue, Suite 1700
Orlando, FL 32801
sentiohealthcareproperties.com
(407) 999-7679

Sentio Healthcare Properties Announces

$12.45 Per Share Estimated Net Asset Value

(ORLANDO, FL) March 24, 2016 – Sentio Healthcare Properties, Inc., (“Sentio” or the “Company”), a real estate investment trust focused on healthcare-related real estate, announced that on March 23, 2016 its board of directors approved an updated estimated net asset value (“NAV”) of $12.45 per share. This respresents a 7% increase over estimated NAV approved on February 28, 2014 of $11.63 per share.

The estimated NAV is derived from the estimated value of the Company’s properties, based on third party appraisals, less the estimated value of our liabilities, divided by the number of our shares outstanding, all as of December 31, 2015 for the current NAV of $12.45 and as of December 31, 2013 for the NAV of $11.63. For a full description of the methodologies used to value our assets and liabilities in connection with the calculation of the estimated value per share as of December 31, 2015 and December 31, 2013, see Part II, Item 5, “Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - Market Information” included in our Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on March 28, 2016 and Item 8.01 “Other Events” of the Form 8-K filed with the Securities and Exchange Commission on March 4, 2014, respectively.

About Sentio Healthcare Properties

Sentio Healthcare Properties, Inc. is a public, non-listed, real estate investment trust, which invests exclusively in healthcare-related real estate, and is committed to delivering strong and reliable returns to investors. The Company features a diversified portfolio of senior housing and medical properties throughout the United States. The Company’s portfolio offers diversity in many areas including asset type, geographic location, operators and payor mix. The REIT is led by a team of healthcare real estate industry veterans at Sentio Investments, LLC, the REIT’s advisor, with the core industry objective of tailoring a capital structure that complements the operating platform of developers and owner/operators, recognizing that each is unique in its approach and service to the healthcare industry.

Forward-Looking Statements and Securities Act Legends

The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. The appraisal methodology for the Company’s real estate properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the real estate properties, with respect to Health Trust, and the valuation estimates used in calculating the estimated value per share, with respect to the Company and the Advisor, are the respective party’s best estimates as of December 31, 2015, as applicable, the Company can give no assurance in this regard. The forward-looking statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; the borrower under the Company’s loan investment continuing to make required payments under the loan documents; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share.

The securities referenced in this release have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This release is not an offer to sell, or a solicitation of an offer to buy, any security.

Media Contact:

Martha R. Burn, 407-999-7679, ext. 113

mburn@sentioinvestments.com

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